CURRENT REPORT FOR ISSUERS SUBJECT TO THE
                         1934 ACT REPORTING REQUIREMENTS

                                    FORM 8-KA

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                November 6, 2003
                                 Date of Report
                        (Date of Earliest Event Reported)

                         Knightsbridge Fine Wines, Inc.
             (Exact name of registrant as specified in its charter)

         Nevada                       333-90456                  98-0231440
(State or other jurisdiction    (Commission File Number)    (IRS Employer
 of incorporation)                                           Identification No.)
                                65 Shrewsbury Rd
                              Livingston, NJ 07039
               (Address of principal executive offices (zip code))

                                 (973) 597-1971
                                 (973)  597-1972(fax)
              (Registrant's telephone number, including area code)


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
 On November 6, 2003, a closing was held in Argentina under a Stock Purchase Agreement (hereinafter the "Agreement") for the acquisition by the Company's wholly - owned subsidairy, KFWBA Acquisition Corp., a Nevada corporation (hereinafter "KFWBA"), of Bodegas y Venedos Anguinan S.A. (hereinafter referred to as "Bodegas Anguinan Estate Winery"). The purchase price consisted of a combination of $200,000 (USD) and one million shares of the Company's restricted common stock. We used a portion of the proceeds of our recent convertible debt financing, disclosed in our current report on Form 8-K filed on October 17, 2003, to pay the cash component of the purchase price. The purchase price was paid to the former shareholder(s) of Bodegas Anguinan Winery.

Also pursuant to the Agreement, KFWBA entered into Put Options Agreements with both of the former shareholders of Bodegas Anguinan Estate Winery (hereinafter the "Puts"), which provides that those former shareholders can compel KFWBA to purchase a specific portion of the Company's shares delivered as a part of the purchase price according to a schedule attached to each of the Puts. The Company has provided its Guarantee to each of such former shareholders of the performance of KFWBA under the Puts. The Company's shares subject to the Puts are required to be purchased by KFWBA, if exercised, at $2.50 per share, in accordance with the following schedule, in the aggregate:

Dates Exercisable          Number of Shares          Cost of exercised Puts

  4/30/01-7/31/04            40,000                           $100,000

  5/31/04-8/31/04            60,000                           $150,000

 11/30/04-2/28/05            80,000                           $200,000

 11/30/04-2/28/05            80,000                           $200,000

  5/31/05-8/31/05           100,000                           $250,000

 11/30/05-2/28/06           100,000                           $250,000

  5/31/06-8/31/06           120,000                           $300,000

 11/30/06-2/28/07           140,000                           $350,000

  5/31/07-8/31/07           140,000                           $350,000

11/30/07-2/28/08*           140,000*                          $350,000*
                            -------                            --------
Totals                    1,000,000                         $2,500,000
--------------------------------------------------------------------------------
* The last Put for 140,000 shares will be void and not exercisable if Raul Granillo Ocampo, Sr., is discharged for cause under his employment agreement with KFWBA, or voluntarily leaves his employment with KFWBA, at any time prior to November 30, 2005.

In order to secure the performance of KFWBA under the Puts (and of the Company, under its guarantee of KFWBA's performance under the Puts), the shares of Bodegas Anguinan Estate Winery acquired in this transaction are subject to the terms of a Stock Pledge Agreement (a copy of which is attached Exhibit C to the Stock Purchase Agreement attached as Exhibit 2.1 hereto and incorporated herein by reference), which, together with the Instructions to Notary Public attached as Annex IV to the Stock Pledge Agreement, would permit the shares of Bodegas Anguinan Estate Winery to be foreclosed upon and sold in the event that both;
(i) KFWBA failed to perform its obligations under the Puts and (ii) the Company failed to perform under its guarantee of KWBA's performance under the Puts. If such a default occurs, all of the remaining unexpired options would be accelerated.

During the term of the Pledge Agreement Bodegas Anguinan Estate Winery, among other things, cannot issue additional shares, amend its charter or by-laws in a way that might affect the security under the Pledge Agreement, is subject to limits on the sale, financing, liening or mortgaging of assets of Bodegas Anguinan Estate Winery at the time of the acquisition.

Bodegas Anguinan Estate Winery encompasses approximately 900 acres in the Andes Mountains of Argentina. Bodegas Anguinan Estate Winery (http://www.bodegasanguinan.com.ar), founded in 1924, has developed a reputation for producing high quality wines with exceptional value. The winery focuses on traditional Bordeaux varietals, including Cabernet Sauvignon, Merlot, and Malbec, which has been shown to excel in Argentina's microclimates. Currently, there are 160 mature planted acres on a 900-acre estate, which produces an average of 20,000 kilos of grapes per hectare. The vineyards have modern irrigation and piping systems contributing to optimum quality and production of the grapes. Company Industries Metalugicas de Cuyo S.A assessed the replacement cost of the winery, plant and equipment to be $3,750,000 USD.

The acquisition of Bodegas Anguinan Estate Winery is part of Knightsbridge's strategy to build a diversified international wine company. By applying consumer beverage marketing principals to the sales, branding, and distribution of premium brands and leveraging those efforts across a growing foundation of international wineries the Company believes it can maximize economies of scale, utilization, and flexibility of centralized production that will result in greater brand identity, integrity, and profitability.
Pursuant to the terms of the Purchase Agreement, regional and on site management of the property will continue under the personal supervision of Dr. Raul Granillo Ocampo Snr. Dr. Raul Granillo Ocampo has managed the property for the past 12 years and is also, among many successful accomplishments, a former Argentine Ambassador to the United States.

ITEM 7.  FINANCIAL STATEMENTS

2.1   Purchase   Agreement  between   Knightsbridge  Fine  Wines,  Inc  and  the
      shareholders of Bodegas Anguinan Estate Winery, dated November 6, 2003.*

99.1 Audited financial statements of Bodegas y Vinedos Anguinan S.A.for fiscal the Year ended June 30, 2002 and June 30, 2003, respectively.

99.2 Unaudited financial statements of Bodegas y Vinedos Anguinan S.A., for the fiscal quarter ended September 31, 2003.

99.3 Unaudited pro forma financial information of Bodegas y Vinedos Anguinan S.A. and Knightsbridge Fine Wines, Inc, for the fiscal Year ended
      September 30, 2002 and June 30, 2003, respectively, relating to the acquisition of Bodegas y Vinedos Anguinan S.A.

*     Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Knightsbridge Fine Wine, Inc.


By:      /s/ Joel Shapiro
         --------------------------
         Joel Shapiro
         Chairman, President, CEO


Dated:  November 7, 2003

Exhibit 99.1

                          INDEPENDENT AUDITORS' REPORT

To the Directors
Bodegas y Vinedos Anguinan S.A.

We have audited the accompanying balance sheets of Bodegas y Vinedos Anguinan S.A. as of June 30, 2003 and 2002, and the related statements of operations, comprehensive income (loss), shareholders equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to present fairly, in all material respects, the financial position of Bodegas y Vinedos Anguinan, S.A. as of June 30, 2003 and 2002 and the results of its operations and its cash flows for years then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ Razzetto, Lopez, Rodriguez Cordoba & Asoc.
----------------------------------------------
    Razzetto, Lopez, Rodriguez Cordoba & Asoc.





February 24, 2004
Buenos Aires, Argentina



                         BODEGAS Y VINEDOS ANGUINAN S.A.
                                  BALANCE SHEET
                                     JUNE 30
                                    (audited)


                                                                                                2003              2002
                                                                                                ----              ----
CURRENT ASSETS
    Cash                                                                                $        2,515    $        7,668
    Miscellaneous receivables                                                                   22,490            40,550
    Inventory                                                                                  237,509           127,732
                                                                                        --------------    --------------

             Total Current Assets                                                              262,515           175,949

PROPERTY PLANT AND EQUIPMENT, at cost, less accumulated
    depreciation of $249,716 in 2003, and $  225,046 in 2002                                   322,657           237,157
INTANGIBLE ASSETS, at cost, less accumulated amortization of $53,285
    in 2003, and $ 38,760 in 2002                                                                2,080             1,513
DEFERRED INCOME TAXES                                                                           69,448            60,947
                                                                                        --------------      ------------

             Total Assets                                                                      656,700    $      475,566
                                                                                        ==============     =============


                                            LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                                                    $        9,330    $        8,301
    Short-term notes payable - related party                                                                     405,687
    Current portion of notes payable                                                            90,333            28,133
    Taxes and social security payable                                                            7,872             9,103
    Accrued liabilities                                                                         42,635            31,013
                                                                                        --------------      ------------

             Total Current Liabilities                                                         150,170           482,237
                                                                                        --------------      ------------

Long-term portion of notes payable                                                                   -            50,028
Accrued liabilities                                                                              5,964             3,735

SHAREHOLDERS' EQUITY
    Common stock 1 peso par 1,990,000 and 420,000 shares outstanding
       At June 30, 2003 and 2002                                                               923,970           420,000
    Accumulated foreign exchange translation adjustments                                        35,811               613
    Accumulated deficit                                                                       (459,216)         (481,047)
                                                                                        ---------------     -------------

             Total Shareholders' Equity                                                        500,565           (60,434)
                                                                                        --------------      -------------

             Total Liabilities and Shareholders' Equity                                 $      656,700    $      475,566
                                                                                         =============     =============



                         BODEGAS Y VINEDOS ANGUINAN S.A.
                             STATEMENT OF OPERATIONS
                               YEAR ENDED JUNE 30
                                    (AUDITED)
                                                                     2003              2002
                                                                     ----              ----


NET REVENUE                                                  $       179,345      $    91,070

COST OF REVENUE                                                     106,732           218,082
                                                             --------------      ------------

GROSS PROFIT                                                         72,613          (127,012)
                                                             --------------      ------------
OPERATING EXPENSES
    Legal and professional fees                                       3,374             2,950
    Other selling, general and administrative                        30,760            88,147
                                                             --------------      ------------

             Total Operating Expenses                                34,134            91,097
                                                             --------------      ------------

INCOME (LOSS) FROM OPERATIONS                                        38,479          (218,109)
                                                             --------------      -------------



EXCHANGE (LOSSES) ON NOTES PAYABLE                                  (68,040)          (15,904)
EXCHANGE GAINS ON BONDS                                              92,865           104,147
INTEREST EXPENSE                                                    (30,360)          (28,607)
OTHER INCOME                                                            964               618
                                                             --------------      ------------

INCOME (LOSS) BEFORE INCOME TAX                                      33,908          (157,854)

INCOME TAX (EXPENSE) BENEFIT                                        (12,077)           55,249
                                                             ---------------     ------------

NET INCOME/(LOSS)                                            $       21,831    $     (102,605)
                                                              =============     ==============

BASIC AND DILUTED INCOME/(LOSS) PER SHARE                    $         0.02    $       (0.24)
                                                              =============     =============



                         BODEGAS Y VINEDOS ANGUINAN S.A.
                    STATEMENT OF COMPREHENSIVE INCOME/(LOSS)
                               YEAR ENDED JUNE 30
                                    (AUDITED)





                                                                   2003              2002


NET INCOME/(LOSS)                                          $       21,831    $     (102,605)
FOREIGN CURRENCY TRANSLATION ADJUSTMENTS                           35,198               613
                                                           --------------      ------------

COMPREHENSIVE INCOME/(LOSS)                                $       57,029    $     (101,992)
                                                            =============     ==============



                         BODEGAS Y VINEDOS ANGUINAN S.A.
                             STATEMENT OF CASH FLOWS
                               YEAR ENDED JUNE 30
                                    (AUDITED)

                                                                                      2003              2002
                                                                                      ----              ----

CASH FLOWS FROM OPERATING ACTIVITIES
    Net Income (loss)                                                        $       21,831    $     (102,605)
    Adjustments to reconcile net loss to net cash
      used in operating activities:
      Depreciation                                                                   28,285            36,642
      Amortization of intangibles                                                                      12,320
      Deferred income tax                                                            12,077           (55,249)
      Exchange gains (losses)                                                       (24,825)           58,018
      Interest accrued as increase in notes                                          21,821             8,276
      Gain on sale of fixed assets                                                        -             8,307

      Increase (decrease) in cash flows due to changes in operating assets and liabilities:
        Miscellaneous receivable                                                     28,008            63,694
        Increase in Inventories                                                     (52,137)          103,891
        Decrease in Accounts Payable                                                 (1,754)          (19,894)
        Increase in Reserves                                                            697             5,935
        Taxes and social security payable                                            (3,909)           14,074
                                                                             ---------------   --------------

             Net Cash Provided by Operating Activities                               30,094            17,373
                                                                             --------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Acquisition of property, plant and equipment                                    (25,437)          (43,222)
                                                                             --------------      ------------

             Net Cash Used in Investing Activities                                  (25,437)          (43,222)
                                                                             --------------     -------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Borrowings under notes payable                                                                     34,309
    Payments of notes payable                                                       (11,417)
                                                                             ---------------   --------------

             Net Cash (used) Provided by Financing Activities                       (11,417)           34,309
                                                                             ---------------    -------------

             Effect of Exchange Rate Changes on Cash                                  1,607            (9,866)

NET (DECREASE) IN CASH                                                               (5,153)           (1,405)

CASH
    Beginning of year                                                                 7,668             9,073
                                                                             --------------      ------------

    End of year                                                              $        2,515    $        7,668
                                                                              =============     =============

SUPPLEMENTAL  DISCLOSURES OF CASH FLOW  INFORMATION
    Cash paid during the period for:
      Interest                                                               $       24,065    $        9,711
                                                                              =============     =============
      Income taxes                                                           $         NONE    $         NONE
                                                                              =============     =============




                         BODEGAS Y VINEDOS ANGUINAN S.A.
                 CONSOLIDATED STATEMENT OF SHAREHOLDER'S EQUITY
                               YEAR ENDED JUNE 30
                                    (AUDITED)



                                                                              Accumulated
                                                                            Foreign Exchange
                                       Common Stock          Accumulated      Translation
                                     Shares      Amount       Deficit         Adjustments      Total

                                                   $             $                               $
Balance at July 1, 2001              10,000      420,000      (378,442)                        41,558


Foreign currency translation
  adjustments                                                                    613              613

Net Loss                                  -            -      (102,605)                      (102,605)
                                  --------------------------------------------------------------------

Balance at June 30, 2002            420,000      420,000      (481,047)          613         (60,434)

Common stock issued               1,570,000      503,970          -                           503,970

Foreign currency translation
  adjustments                                                                 35,198           35,198

Net Income                             -            -           21,831                         21,831
                                  --------------------------------------------------------------------

Balance at June 30, 2003          1,990,000      923,970      (459,216)       35,811          500,565


NOTES TO FINANCIAL STATEMENTS

1.   BASIS OF PRESENTATION, ORGANIZATION AND
     NATURE OF OPERATIONS:

These financial statements are prepared in conformity with accounting principles generally accepted in the United States of America. The preparation of financial statements on such basis requires management to make estimates and assumptions that affect certain amounts and disclosures. Actual results may differ from these estimates.

Bodegas y Vinedos Anguinan S.A. ("Bodegas" or "Company") encompasses approximately 900 acres in the Andes Mountains of Argentina. The Winery was founded in 1924 and focuses on producing traditional Bordeaux varietals, including Cabernet Sauvignon, Merlot, and Malbec, which has been shown to excel in Argentina's microclimates. Currently, there are 160 mature planted acres on a 900 acre estate, which produces an average of 20,000 kilos of grapes per hectare. The property has been managed by Dr. Raul Granillo Ocampo for the past twelve years.

During the past two years the Company has expanded from being a provider solely of bulk wine and has added estate bottled wines to its revenue mix in an effort to expand its offerings and revenue mix, and increase gross margins from the additional higher margin estate bottled wines. The Company's strategy is to continue to expand its wine producing capacity of estate bottled products and expand its international sales and growth prospects of those goods through potential strategic alliances. As described in Note 10, on November 6, 2003, the Company effected part of this strategy by becoming a subsidiary of Knightsbridge Fine Wines, Inc.

2.   SIGNIFICANT ACCOUNTING POLICIES:

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenue on is realized upon the shipment of product FOB at the Winery.

Significant Customers

During 2003, 2 customers individually represented 79% and 16% of revenues. During 2002, 2 customers individually represented 48% and 36% of revenue.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under SFAS No.109, deferred tax assets and liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. SFAS No. 109 requires that the net deferred tax asset be reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the net deferred tax asset will not be realized.

Inventories

Inventories includes Grapes in Process, Bulk Wine, and Bottled Wine. The Production cost and other production costs for the last two months for the years ending December 31, 2003 and 2002, respectively have been capitalized. Bulk and Bottle Wine has been valued at the lower of cost or net realizable value.

The value of inventory include:
                                                        2003       2002
                                                        ----       ----
                  Grapes in Process                 $  10,344   $  6,820
                  Bulk Wine                           204,692    117,278
                  Bottled Wine                         22,473      3,634
                                                    ---------   --------


                           Total                     237,509     127,732
                                                    --------    --------


Property, Plant and Equipment

Property, plant and equipment are stated at cost, net of accumulated depreciation and amortization. Property acquired before September 1, 1995 (when the Argentine peso was considered a highly inflationary currency under Statement of Financial Accounting Standards No. 52 - Foreign Currency Translation ["SFAS 52"]) has been stated on the Company's books at its historical US dollar cost translated back into pesos at the August 31, 1995 exchange rate. Property and equipment consisted of the following:

                                                                JUNE 30,
                                                          -------------------
                                                            2003       2002
                                                            ----       ----

Property, plant, and equipment.......................      567039     462,203
                                                          -------     -------
Less - Accumulated depreciation......................     244,382     225,046
                                                          -------     -------
                                                          322,657     237,157
                                                          =======     =======

Depreciation expense is computed using the straight-line method over the estimated useful lives. Leasehold improvements are amortized over the lesser of the estimated useful life of the asset or the remaining lease term.

Foreign Currency Translation

The Company's functional currency is the Argentina Peso. All assets and liabilities recorded in the functional currency have been translated at exchange rates in effect at each balance sheet date. Revenue, expenses and cash flows have been translated at the weighted-average exchange rates for the period. The resulting adjustments have been charged or credited directly to foreign exchange translation adjustments which are a form of "other comprehensive income".

Basic and Diluted Net Loss Per Share

Basic income or loss per share includes no dilution and is computed by dividing net income or loss by the weighted-average number of common shares outstanding for the period. Diluted income or loss per share includes the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. No such potentially dilutive instruments existed in the periods presented, consequently, the basic and diluted loss per share for all periods presented are identical. The weighted average number of shares outstanding used to calculate earnings per share were were 895,301 and 420,000 in the years ended June 30, 2003 and 2002 respectively.

Fair Value of Financial Instruments

The Company's financial instruments consist of cash, accounts receivable, accounts payable accrued expenses and notes payable. Except of notes payable the fair value of these financial instruments approximates their carrying value as of June 30, 2003, and 2002, respectively, due to their short-term nature. The fair value of the notes payable has been estimated based on the expected payments to be made at current interest rates for obligations of similar maturities. As discussed in Note 5 most of the notes payable consist of an obligation that is subject to a contingency relating to alternate interpretations of the note document. This contingency has not been considered in the valuation of the note.



3.   STOCK RECAPTIALIZATION AND CONVERSION OF DEBT TO EQUITY:

On March 13, 2003, the Company's outstanding capital stock, consisting of 10,000 shares of Common Stock, par value 42 pesos, was recapitalized into 420,000 shares of Common Stock, par value 1 peso. Shares outstanding prior to this date have been restated to reflect the equivalent amount of the new shares.

Simultaneously with the recapitalization, 1,570,000 shares of Common Stock, par value 1 peso was issued in exchange for a debt of 1,570,000 pesos owed to the existing shareholders. This capitalization of the shareholder debt has been recorded in these financial statements as $503,970 reflecting the exchange rate at March 13, 2003.

4.   INTANGIBLE ASSETS:

 Trademarks

The Company has purchased a trademark for its business purpose. The Trademark is valued at cost and depreciated using the straight-line method for 5 years. The Company has determined that the determined value does not exceed the recoverable value.

5.  NOTES PAYABLE

Of the $90,333 and $483,848 notes payable balances as of June 30, 2003 and 2002, $79,758 and $50,028 consist of the amounts due under one note payable to a financial institution. The balance due is denominated in US dollars. Subsequent to the December, 2001 devaluation, the debtors are permitted under Argentine law to pay US dollar obligations at a regulated ("CER") rather than a market exchange rate. Management's position is that it has the right to pay this debt at the CER rate. The financial statements reflect this position. The creditor may, however, claim that this particular obligation is not covered by the relevant Argentine law and that the Company is obligated to pay in US dollars at the market exchange rate. Were the creditor to make this claim and succeed in establishing it the amount due at June 30, 2003 would exceed the amount shown on the balance sheet by approximately $75,000.

These terms for the note payable call for principal of $7,675 plus interest due every 6 months (January 15 and July 15). The first payment was due in January 2003 but was not make until October, 2003. According to the schedule, $15,350 is due each of the years ended June 30, 2004 through 2007 with $7,675 due in the year ended June 30, 2008. The liability has been reclassified as current because the Company was in default as a result of not making the scheduled January, 2003 payment on a timely basis. . The note bears interest at a variable rate based on that used by an Argentine bank for its U.S. dollar activities. At June 30, 2003, the rate was 6.69%.

6.   INCOME TAXES:

The company has deferred tax assets of $69,448 and $60,947 at June 30, 2003 and 2002 respectively. The Company has estimated that it is more likely than not that the deferred tax assets will be utilized, it is possible, of course, that this will prove not to be the case.

The deferred tax assets arise because of an Argentine tax loss carryforward and differences between the financial reporting and the income tax methods for accounting for certain current assets and liabilities. These differences relate principally to inventory. The deferred tax assets realate to the following:

                                                      2003              2002
                                                      ----              ----

Relating to tax loss carryforwards                   20,176            27,788
Asset and liability differences                      49,272            33,159
                                                     ------            ------
Total                                                69,488            60,947
                                                     ======            ======

The Company's Argentine tax loss carryforward, available to offset future income of $57,676. Because of the tax loss carryforwards, no current income tax was due for the years ended June 30, 2003 and 2002. All income tax expenses and benefits for those years are deferred.

The income tax expense in the year ended June 30, 2003 exceeds the amount obtained by applying the 35% national corporate income tax rate in Argentina by $248 because of certain expenses not deductible for income tax purposes.

7.   FAIR VALUE OF FINANCIAL INSTRUMENTS:

The fair value of all financial instruments approximate the instruments' balance sheet carrying amounts except for notes payable. The estimated fair value of notes payable is 86,933 and 75,220 at June 30, 2003 and 2002, respectively.


8.   EXCHANGE GAINS ON BONDS

Subsequent to the December 2001 devaluation, Argentine law permitted debtors to satisfy certain liabilities by the tender of certain bonds at face value despite the fact that the bonds could be purchased at a discount. The exchange gains on bonds shown on the statement of operations consists of the Company's gains from taking advantage of this program.

9.   CONTINGENCIES:

Litigation

The Company is periodically a party to disputes arising from normal business activities. In the opinion of management, resolution of these matters will not have a material adverse effect upon the financial position or future operating results of the Company, and adequate provision for any potential losses has been made in the accompanying consolidated financial statements.

Debt Uncertainty

As  discussed  in  Note  5,  a   significant   creditor  may  have  a  different
interpretation of a debt agreement.

10.  SUBSEQUENT EVENTS:

Acquisition

On November 6, 2003, a closing was held in Argentina for which the Company Shareholders sold 100% of the Company's outstanding common stock to a wholly owned subsidiary of Knightsbridge Fine Wines, Inc. for a purchase price of $200,000 USD, one million shares of Knightsbridge Fine Wines, Inc, and put warrants, with various expiration dates guaranteeing a realized value of $2.50 per share.



Exhibit 99.2


                         BODEGAS Y VINEDOS ANGUINAN S.A.
                                  BALANCE SHEET
                               SEPTEMBER 30, 2003
                                     ASSETS


CURRENT ASSETS
     Cash                                                                                     116
     Miscellaneous receivables                                                              9,107
     Prepaids                                                                              13,953
     Inventory                                                                            241,913
                                                                                  ----------------
            Total Current Assets                                                          281,899

PROPERTY, PLANT AND EQUIPMENT at cost, less accumulated depreciation of $251,455          320,769

INTANGIBLE ASSETS, at cost, less accumulated amoritzation of $53,285                        2,439

DEFERRED INCOME TAXES                                                                      56,762

                                                                                  ----------------
            Total Assets                                                                  67,870
                                                                                  ================

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
     Bank Overdraft                                                                        11,528
     Accounts payable                                                                     (16,810)
     Current portion of notes payable                                                       9,064
     Taxes and social security payable                                                     42,943
     Accrued liabilities                                                                    7,403

            Total Current Liabilities                                                      54,128

     Long-term portion of notes payable                                                    77,983
     Accrued liabilities                                                                   12,859

SHAREHOLDERS' EQUITY
     Common stock 1 peso par 1,990,000 shares outstanding
        at September 30, 2003                                                             923,970
     Additional paid-in-capital                                                             9,450
     Accumulated foreign exchange translation adjustments                                  30,088
     Accumulated deficit                                                                 (453,418)

            Total Shareholders' Equity                                                    510,090

                                                                                  ----------------
            Total Liabilities and Shareholders' Equity                                    671,870
                                                                                  ================





                         BODEGAS Y VINEDOS ANGUINAN S.A.
                             STATEMENT OF OPERATIONS
                                  September 30
                                   (unaudited)
                                                                        2003            2002
                                                                        ----            ----

NET REVENUE                                                     $      58,668   $      39,649

COST OF REVENUE                                                        33,811          11,691
                                                                  ------------    ------------

GROSS PROFIT                                                           24,857          27,959
                                                                  ------------    ------------

OPERATING EXPENSES
              Legal and professional fees                               1,807           2,950
              Other selling, general and administrative                13,729           5,288
                                                                  ------------    ------------

                          Total Operating Expenses                     15,536           8,238
                                                                  ------------    ------------

LOSS FROM OPERATIONS                                                    9,321          19,721
                                                                  ------------    ------------


NET EXCHANGE GAINS/(LOSSES) OF FINANCIAL DEBT                               0               0
NET EXCHANGE GAINS OF BONDS                                                 0               0
INTEREST EXPENSE                                                          401          19,563
OTHER INCOME                                                                -               -
                                                                  ------------    ------------

INCOME BEFORE INCOME TAX                                                8,920             158

INCOME TAX                                                              3,122              55
                                                                  ------------    ------------

NET INCOME/(LOSS)                                               $       5,798   $         103
                                                                  ============    ============


BASIC AND DILUTED INCOME/(LOSS)                                 $        0.00   $        0.00
                                                                  ===========     ============





                         BODEGAS Y VINEDOS ANGUINAN S.A.
                    STATEMENT OF COMPREHENSIVE INCOME/(LOSS)
                                  September 30
                                   (unaudited)


                                                                   2003            2002
                                                                   ----            ----

NET INCOME/(LOSS)                                        $         5,798     $        103
FOREIGN CURRENCY TRANSLATION ADJUSTMENTS                          (5,723)              -
                                                             ------------    ------------

COMPREHENSIVE INCOME/(LOSS)                              $           (75)    $        103
                                                             ------------    ------------




                         BODEGAS Y VINEDOS ANGUINAN S.A.
                             STATEMENT OF CASH FLOWS
                                  SEPTEMBER 30



                                                                2003        2002
                                                           ------------------------

Cash Flows from Operating Activities:

 Net Profit (Loss)                                               5,798         158

 Adjustments  to reconcile net earnings to net
 cash flows  provided by operating activities:
               Depreciation and amortization of capital assets   3,792       5,882
               Net  Exchange gains  (losses) of financial debt       -     (14,979)
               Residual value of Fixed Assets                        -           -
               Income tax                                         3,122     36,831

 Changes in operating net assets:
               Prepaid                                         (30,024)
               Increase in other receivable                     13,721       3,324
               Increase in Inventories                          (2,637)     11,253
               Increase in Reserves                              6,713         124
               Decrease in accounts payable                      9,207      (4,154)
               Decrease (increase) in Accrued Expenses           2,251     (17,150)
               Social Security & Taxes                             0        (2,458)

                                                           ------------------------
 Net cash flows provided by operating activities                11,943      18,832

 Cash flows from investing activities:

 Acquisitions of fix assets                                          -           -
                                                           ------------------------

 Cash flows used in investing activities                             -           -

 Cash flows from financing activities:

 Bank overdrafts                                               (11,299)

 Payments of financial debt                                      2,122     (20,137)
                                                           ------------------------

 Cash flows used in financing activities                         9,177     (20,137)

 Effect of Exchange Rate Changes on Cash                        (5,165)     (4,422)

                                                           ------------------------
 Net change in cash and cash equivalents                        (2,399)     (5,727)
                                                           ========================

 CASH
               Beginning of Period                               2,515       7,825

                                                           ------------------------
               End of Period                                       116      2,098
                                                           ========================


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   BASIS OF PRESENTATION, ORGANIZATION AND
     NATURE OF OPERATIONS:

These financial statements are prepared in conformity with accounting principles generally accepted in the United States of America. The preparation of financial statements on such basis requires management to make estimates and assumptions that affect certain amounts and disclosures. Actual results may differ from these estimates.

Bodegas y Vinedos Anguinan S.A. ("Bodegas" or "Company") encompasses approximately 900 acres in the Andes Mountains of Argentina. The Winery was founded in 1924 and focuses on producing traditional Bordeaux varietals, including Cabernet Sauvignon, Merlot, and Malbec, which has been shown to excel in Argentina's microclimates. Currently, there are 160 mature planted acres on a 900 acre estate, which produces an average of 20,000 kilos of grapes per hectare. The property has been managed by Dr. Raul Granillo Ocampo for the past twelve years.

During the past two years the Company has expanded from being a sole provider of bulk wine and has added estate bottled wines to its revenue mix in an effort to expand its offerings and revenue mix, and increase gross margins from the additional higher margin estate bottled wines. The Company's strategy is to continue to expand its wine producing capacity of estate bottled products and expand its international sales and growth prospects of those goods through potential strategic alliances. On November 6, 2003, the Company effected part of this strategy by becoming a subsidiary of Knightsbridge Fine Wines, Inc.

2.   SIGNIFICANT ACCOUNTING POLICIES:

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenue on is realized upon the shipment of product FOB at the Winery.

Significant Customers

During the first quarter of 2003, 2 customers individually represented 14% and 79% of revenues.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents and accounts receivable. As of September 30, 2003, 2 customers individually represented 70% and 23% of accounts receivable.

Inventories

Inventories includes Grapes in Process, Bulk Wine, and Bottled Wine. The Production cost and other production costs for the last two months for the years ending December 31, 2003 and 2002, respectively have been capitalized. Bulk and Bottle Wine has been valuated at net realizable value.

The value of inventory include:
                                                      2003
                                                      ----
                  Grapes in Process               $   25,833
                  Bulk Wine                          137,686
                  Bottled Wine                        46,723
                                                  ----------

                  Total                              210,242
                                                  ==========

Property, Plant and Equipment

Property, plant and equipment are stated at cost, net of accumulated depreciation and amortization. Property acquired before September 1, 1995 (when the Argentine peso was considered a highly inflationary currency under Statement of Financial Accounting Standards No. 52 - Foreign Currency Translation ["SFAS 52"]) has been stated on the Company's books at its historical US dollar cost translated back into pesos at the August 31, 1995 exchange rate. Property and equipment consisted of the following:


                                                          2003
                                                          ----
Property, plant, and equipment.......................   572,224
Less- Accumulated depreciation.......................   251,455
                                                        -------
                                                        320,769
                                                        =======

Depreciation expense is computed using the straight-line method over the estimated useful lives. Leasehold improvements are amortized over the lesser of the estimated useful life of the asset or the remaining lease term.

Foreign Currency Translation

The Company's functional currency is the Argentina Peso. All assets and liabilities recorded in the functional currency have been translated at exchange rates in effect at each balance sheet date. Revenue, expenses and cash flows have been translated at the weighted-average exchange rates for the period. The resulting adjustments have been charged or credited directly to foreign exchange translation adjustments which are a form of "other comprehensive income".

Basic and Diluted Net Loss Per Share

Basic income or loss per share includes no dilution and is computed by dividing net income or loss by the weighted-average number of common shares outstanding for the period. Diluted income or loss per share includes the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. As a result of these items, the basic and diluted loss per share for all periods presented are identical.

3.   NOTES PAYABLE

Of the $87,047 notes payable balances as of September 30, 2003, $79,758 consist of the amounts due under one note payable to a financial institution. The balance due is denominated in US dollars. Subsequent to the December, 2001 devaluation, the debtors are permitted under Argentine law to pay US dollar obligations at a regulated ("CER") rather than a market exchange rate. Management's position is that it has the right to pay this debt at the CER rate. The financial statements reflect this position. The creditor may, however, claim that this particular obligation is not covered by the relevant Argentine law and that the Company is obligated to pay in US dollars at the market exchange rate. Were the creditor to make this claim and succeed in establishing it the amount due at June 30, 2003 would exceed the amount shown on the balance sheet by approximately $75,000.

These terms for the note payable is at an interest rate of 6.69%, with principal of $7,675 plus interest due every 6 months (January 15 and July 15). According to the schedule, $15,350 is due each of the years ended June 30, 2004 through 2009.

4.   FAIR VALUE OF FINANCIAL INSTRUMENTS:

The fair value of all financial instruments approximate the instruments' balance sheet carrying amounts except for notes payable. The estimated fair value of notes payable is 86,933 at June 30, 2003.

5.   CONTINGENCIES:

Litigation

The Company is periodically a party to disputes arising from normal business activities. In the opinion of management, resolution of these matters will not have a material adverse effect upon the financial position or future operating results of the Company, and adequate provision for any potential losses has been made in the accompanying consolidated financial statements.

Debt Uncertainty

As  discussed  in  Note  3,  a   significant   creditor  may  have  a  different
interpretation of a debt agreement.

Exhibit 99.3

PRO FORMA CONSOLIDATED BALANCE SHEET

 The following pro forma balance sheet has been derived from the balance sheet of Bodegas Y Vinedos Anguinan S.A.. ("Bodegas Anguinan") and adjusts such information to give effect to the acquisition of Knightsbridge Fine Wines, Inc. ("Knightsbridge"), as if the acquisition had occurred at September 30, 2003. The pro forma balance sheet is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at September 30, 2003. The pro forma balance sheet should be read in conjunction with the notes thereto and KFW's financial statements and related notes thereto contained elsewhere in this filing.



KNIGHTSBRIDGE FINE WINES, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
Nine months ended September 30, 2003                                                   Bodegas Y Vinedos
                                                                   Knightsbridge     Anguinan        Adjustments           Proforma
                                                                  ------------------------------------------------------------------

ASSETS

Current Assets
      Cash                                                                    -            116                                  116
      Accounts recievable                                                21,692          9,107                               30,799
      Website Development Cost                                                               -                                    -
      Prepaid Expenses                                                  112,127         30,763                              142,890
      Inventory                                                          33,173        210,242                              243,415
      Loan receivable                                                   205,589              -                              205,589
                                                                  ------------------------------------------------------------------

Total current assets                                                    372,581        250,229               -              622,810
                                                                  ==================================================================

Property and equipment, net                                               3,557        320,769       3,649,231  2          3,973,557
Other assets                                                             58,000          2,439
Deferred Tax                                                                  -         43,147                               43,147
                                                                  ------------------------------------------------------------------

TOTAL ASSETS                                                            434,138        616,584       3,649,231            4,699,952
                                                                  ==================================================================

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
      Bank Overdraft                                                     11,623         11,528         200,000  2           223,151
      Accounts Payable                                                  161,863        (16,810)                             161,863
      Accrued Expenses                                                  243,985         63,205                              307,190
      Customer deposit liability                                          8,318                                               8,318
      Note Payable                                                      725,000         87,046                              812,046
      Warrant Liability Current Portion                                                                200,000  2
                                                                  ------------------------------------------------------------------

         Total Current Liabilites                                     1,150,789        161,780         400,000            1,712,569

Minority Interest                                                         4,552                                               4,552
Warrant Liability                                                                                    1,917,374  2
                                                                  ------------------------------------------------------------------

TOTAL LIABILITIES                                                     1,155,341        161,780       2,317,374            3,634,495
                                                                  ==================================================================

STOCKHOLDERS' DEFICIT

      Common Stock                                                       29,933        923,970        (922,970) 2            30,933
      Warrants                                                                                                                    -
      Subscriptions receivable                                          (21,565)                                            (21,565)
      Prepaid stock compensation                                       (299,625)                                           (299,625)
      Additional paid in capital                                      2,988,588          9,450       1,809,519  1,2       4,807,557
      Accumulated foreign exchange translation adjustments                    -         33,309                               33,309
      Deficit accum. during dev.stage                                (3,418,534)      (445,307)        445,307           (3,418,534)
                                                                  ------------------------------------------------------------------

         Total Stockholder' Deficit                                    (721,203)       454,804       1,331,856            1,065,457
                                                                  ------------------------------------------------------------------

TOTAL LIABILITES AND STOCKHOLDERS' DEFICIT                              434,138        616,583       3,649,230            4,699,952
                                                                  ==================================================================



PROFORMA
INCOME STATEMENT
SEPTEMBER 30, 2003
                                                    Knightsbridge    Bodegas Anguinan     Adjustments         Proforma
                                                  ---------------------------------------------------------------------

Revenues                                                     261,310         58,668                            319,978
Cost of Goods                                                  7,625         28,823          42,000 3           78,448
Gross profit                                                 253,685         29,845         (42,000)           241,530

Operating expenses:
Sales & Marketing Expenses                                   449,499             45                            449,544
General & administrative                                     515,047         15,490          21,000 3          551,537
Stock compensation expense                                 2,370,462              0                          2,370,462


Loss from operations                                      (3,081,323)        14,310         (63,000)        (3,130,013)
                                                  ---------------------------------------------------------------------

Other income (expenses), net:
Interest income                                                5,589              0                              5,589
Interest expense                                            (319,378)          (401)        (57,450)3         (377,229)
                                                  ---------------------------------------------------------------------

Other income (expense), net                                 (313,789)          (401)        (57,450)          (371,640)


Loss before minority interest                             (3,395,112)        13,909        (120,450)        (3,501,653)
Minority interest in consolidated loss                       (13,598)
                                                  ---------------------------------------------------------------------


Net loss                                                  (3,381,514)        13,909        (120,450)        (3,501,653)
                                                  =====================================================================


NOTES TO PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET


NOTES TO PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

Footnotes:

1.    For the reclassification of the equity balances to paid in capital.

2. For the application of purchase accounting which consisted of the following:

      Cash                                                 $     200,000
      1,000,000 shares of common stock                         1,900,000
      1,000,000 put warrants                                   2,400,000

3. For the adjustment of depreciation expense of $2,100,000 over 10 years as a result of the increase in property and equipment values due to the acquisition and as a result of the estimated imputed interest expense associated with the put warrants of approximately $383,000 amortized over an average period of approximately 3 years.